EXHIBIT 5.1

                               ARNSTEIN & LEHR LLP
                     200 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301

                                 April 28, 2008

Enviro Voraxial Technology, Inc.
821 NW 57th Place
Fort Lauderdale, Florida 33309

         Re:      REGISTRATION STATEMENT (333-140929);
                  ENVIRO VORAXIAL TECHNOLOGY, INC. (THE "COMPANY")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 9,543,363 shares of common stock, $0.001 par value ("Common Stock"). The Common Stock includes 9,543,363 shares that will be issued upon exercise of options and warrants to issue 9,543,363 shares of Common Stock ("Conversion Shares").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and Bylaws of the Company; (ii) Form of Stock Option Agreement and Form of Warrant Agreement; (iii) resolutions of the Board of Directors of the Company authorizing the issuance of the Common Stock to the Selling Shareholders and related matters; (iv) the Registration Statement and the exhibits thereto; and (v) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing, we are of the opinion that the Conversion Shares have been duly and validly authorized, and upon payment of the exercise price in accordance with the applicable agreements, and assuming no change in the applicable law or facts, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder.

                                                     Sincerely,

                                                     ARNSTEIN & LEHR, LLP

                                                     /s/ ARNSTEIN & LEHR, LLP